NICHOLAS-APPLEGATE FUND, INC.
GATEWAY CENTER THREE
NEWARK, NEW JERSEY 07102




                                                    August 25, 2003


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Nicholas-Applegate Fund, Inc. (the ?Fund?)
                  File No. 811-5019

Ladies and Gentlemen:

         Please find enclosed the following items: (1) the Annual Report on Form N-SAR for the Fund for the semi-annual period ended June 30, 2003 and (2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.

                                                    Very truly yours,


                                                  /s/Deborah A. Docs
                                                     Deborah A. Docs
                                                            Secretary


DAD
Enclosure






         This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 25th day of August, 2003.



	NICHOLAS-APPLEGATE FUND, INC.



Witness:/s/Deborah A. Docs	    By:	/s/Grace C. Torres
            Deborah A. Docs		   Grace C. Torres
            Secretary		   Treasurer and Principal
         Financial and Accounting
         Officer